Exhibit 99.1
Contacts:
Investor Relations                                                                                                Trade Relations
Kathleen Makrakis                                                                                                Betty LaBaugh
Director of Investor Relations                                                                             Public Relations Manager
203-485-7534, ext. 1432                                                                                          603-594-8585,   ext. 3441
kmakrakis@presstek.com                                                                                   blabaugh@presstek.com

Presstek Announces First Quarter 2008 Net Profit
Increased Gross Margins; Reduced Operating Expenses

HUDSON, N.H., May 9, 2008 -- Presstek, Inc. (NASDAQ: PRST) today reported a net income from continuing operations in the first quarter of 2008 of $0.2 million, or $0.01 per share, versus a net loss from continuing operations of ($0.9) million, or ($.03) per share, in the first quarter of 2007.  First quarter 2008 results include pre-tax restructuring and other charges of $0.6 million related to the company’s Business Improvement Plan (“BIP”).  First quarter 2007 operating results included pre-tax restructuring and other charges of $0.3 million.

On April 3, 2008, the company announced it expected revenue in the first quarter of 2008 to be as much as 20% below prior year levels, driven by reduced European revenues due to the disruption in the company’s European operations related to the company’s recently completed business reviews, U.S. economic weakness, and customer anticipation of a major industry convention in Germany in May 2008.  As expected, first quarter revenue decreased $12.7 million or 19.5% to $52.4 million due to the above-mentioned issues.

“Despite a 19.5% revenue decline versus last year’s first quarter, the company reported gross profit only slightly below first quarter 2007 levels and positive earnings versus a loss in the same period a year ago,” commented Presstek President and Chief Executive Officer Jeff Jacobson.  “In addition, we were pleased to see a 38% increase in DI plate sales in the quarter, and service margins of approximately 26%.   Earnings before interest, taxes, depreciation and amortization (“EBITDA”) adjusted for special charges was $3.4 million in the first quarter, and debt net of cash at March 29, 2008 was $22.1 million, a 40% improvement over last year at the same time.  First quarter results demonstrate that our Business Improvement Plan has been successful in enhancing profitability. We continue to expect that revenue in the second quarter of 2008 will exceed first quarter levels, and gross profit and operating expenses will continue to reflect the ongoing positive impact of our Business Improvement Plan.”

Consolidated gross margin in the first quarter of 2008 was 34.5% versus 28.4% a year ago. Gross margin improvements were driven by the positive impact of the company’s BIP.  In addition, the company’s higher margin consumables and service annuity businesses represented a greater proportion of total sales in the quarter which had a positive impact on gross margin.  First quarter 2008 operating expenses declined $1.5 million to $17.3 million in the quarter versus $18.8 million in 2007.  Excluding restructuring and other charges, operating expenses declined 9.8% year over year.

Lasertel’s external sales were $1.6 million, slightly below year ago levels largely due to the timing of orders. Lasertel recorded an operating loss in the first quarter of $1.0 million.

The company also announced it has reached an agreement to sell its Lasertel property in Tucson, Arizona.  The company expects this transaction to close during the third quarter of 2008.

The company also announced that its Annual Meeting of Stockholders will be held on Wednesday, June 11, 2008, commencing at 1:30 P.M. local time, at the Waldorf Astoria, 301 Park Avenue, New York, New York.

“As I complete my first year as President and Chief Executive Officer of Presstek,” Mr. Jacobson concluded, “I recognize that there’s still a great deal of work ahead of us, but I am also pleased with the substantial progress we have made.  Our business reviews are complete; our BIP is executing well; and debt net of cash has significantly improved.   Our leadership team is excited at the prospect of driving long-term revenue growth, leveraging our improving operating structure and delivering increased profitability.”

Information Regarding Non-GAAP Measures

In the first quarter of 2008, in addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the company provides non-GAAP financial measures, including debt net of cash, which is defined as debt minus cash, and other GAAP measures adjusted for certain charges, which the company believes are useful to help investors better understand its past financial performance and prospects for the future. A full reconciliation of GAAP to non-GAAP measures is provided in the financial tables below. Supplemental financial information has been provided with this release to provide additional details on the company's performance.

Conference Call and Webcast

Management will discuss Presstek's first quarter 2008 results in a conference call today at 8:30 a.m. (ET). Conference call information is below:

CONFERENCE CALL ACCESS
Domestic Dial In:  (866) 711-8198
                International Dial In:(617) 597-5327
        Passcode: 80852180

In addition, for those unable to participate at the time of the call, a rebroadcast will be available following the call from Friday, May 9, 2008 at 10:30 AM Eastern Standard Time until Friday, May 16,  2008 Eastern Standard Time at midnight.

REBROADCAST ACCESS
 Domestic Dial In: 888-286-8010
International Dial In: 617-801-6888
Passcode: 10583571

An archived web cast of this conference call will also be available on the "Investor Events Calendar" page of the company's web site, at www.presstek.com/investors/calendar.html.

About Presstek

Presstek, Inc. is the leading manufacturer and marketer of high tech digital imaging solutions to the graphic arts and laser imaging markets. Presstek's patented DI®, CTP and plate products provide a streamlined workflow in a chemistry-free environment, thereby reducing printing cycle time and lowering production costs. Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for high-quality, shorter print runs and faster turnaround while providing improved profit margins. Presstek subsidiary, Lasertel, Inc., manufactures semiconductor laser diodes for Presstek's and external customers' applications. For more information visit www.presstek.com, or call 603-595-7000 or email: info@presstek.com.

DI is a registered trademark of Presstek, Inc.

 “Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expected revenue, gross margins, operating income (loss), EBITDA , the continuation of progress at reducing costs and expenses, customer demand, the results of the company’s Business Improvement Plan, the sale of property, and the ability of the company to achieve its stated objectives. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, market acceptance of and demand for the company's products and resulting revenue, the results and impact of the company's internal reviews, the ability of the company to meet its stated financial and operational objectives,  the company's dependency on its strategic partners (both manufacturing and distribution), the results of the pending investigation of the Company by the Securities and Exchange Commission, the satisfaction of conditions to the sale of the company’s Arizona property, and other risks and uncertainties detailed in the company's 2007 Annual Report on Form 10-K and the company's other reports on file with the Securities and Exchange Commission. The words "looking forward," "looking ahead," "believe(s)," "should," "may," "expect(s)," "anticipate(s)," "project(s)," "likely," "opportunity," and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The company undertakes no obligation to update any forward-looking statements contained in this news release.

PRESSTEK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share data)
(Unaudited)

	Three months ended
	March 29,	March 31,
	2008	2007

Revenue
Product	$43,027	$55,236
Service and parts	9,404	9,916
Total revenue	52,431	65,152

Cost of revenue
Product	27,394	38,946
Service and parts	6,926	7,698
Total cost of revenue	34,320	46,644

Gross profit	18,111	18,508

Operating expenses
Research and development	1,552	1,634
Sales, marketing and customer support	7,600	9,864
General and administrative	7,143	6,254
Amortization of intangible assets	351	707
Restructuring and other charges	635	335
Total operating expenses	17,281	18,794

Income (loss) from operations	830	(286)
Interest and other expense, net	(718)	(897)

Income (loss) before income taxes	112	(1,183)
Provision (benefit) for income taxes	(79)	(317)

Income (loss) from continuing operations	191	(866)
Gain (loss) from discontinued operations, net of tax	$27	(112)

Net income (loss)	$218	$(978)

Earnings (loss) per share - basic
Income (loss) from continuing operations	$0.01	$(0.03)
Gain (loss) from discontinued operations	$0.00	(0.00)
	$0.01	$(0.03)
Earnings (loss) per share - diluted
Income (loss) from continuing operations	$0.01	$(0.03)
Gain (loss) from discontinued operations	$0.00	(0.00)
	$0.01	$(0.03)

Weighted average shares outstanding
Weighted average shares outstanding - basic	36,568	35,663
Dilutive effect of options	8	-
Weighed average shares outstanding - diluted	36,576	35,663

PRESSTEK, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	March 29,	December 29,
	2008	2007

ASSETS
Current assets
Cash and cash equivalents	$6,642	$13,249
Accounts receivable, net	37,885	42,879
Inventories, net	52,508	49,084
Assets of discontinued operations	12	15
Deferred income taxes	6,740	6,740
Other current assets	5,375	4,666
Total current assets	109,162	116,633

Property, plant and equipment, net	36,527	38,023
Goodwill	19,891	19,891
Intangible assets, net	5,993	6,287
Deferred income taxes	11,199	11,124
Other noncurrent assets	555	869

Total assets	$183,327	$192,827

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt and capital lease obligation	$7,025	$7,035
Line of credit	15,000	20,000
Accounts payable	17,655	18,603
Accrued expenses	22,961	23,713
Deferred revenue	5,775	7,196
Liabilities of discontinued operations	686	888
Total current liabilities	69,102	77,435

Long-term debt and capital lease obligation, less current portion	6,750	8,500

Total liabilities	75,852	85,935

Commitments and contingencies

Stockholders' equity
Preferred stock	-	-
Common stock	366	366
Additional paid-in capital	116,410	115,884
Accumulated other comprehensive income	871	1,032
Retained earnings (accumulated deficit)	(10,172)	(10,390)
Total stockholders' equity	107,475	106,892

Total liabilities and stockholders' equity	$183,327	$192,827

PRESSTEK, INC.
CONTINUING OPERATIONS SUPPLEMENTAL FINANCIAL INFORMATION
$000's
(Unaudited)

	Q1 2007	Q2 2007	Q3 2007	Q4 2007	Q1 2008
Key Units
Presstek DI Presses (Excludes QMDI)	44	51	37	44	29
Presstek CtP Platesetters (Excludes DPM)	44	47	47	46	46

Revenue - Growth Portfolio
Presstek DI Presses (Excludes QMDI)	15,215	18,873	13,071	15,380	9,736
DI Kits	870	462	125	0	0
DI Plates	3,996	4,306	4,567	5,138	5,500
Total DI Revenue	20,081	23,641	17,763	20,518	15,236

Presstek CtP Platesetters (Excludes DPM)	3,415	3,753	2,962	2,989	2,793
Chemistry Free CtP Plates	4,953	4,914	5,034	4,613	4,522
Total CtP Revenue	8,368	8,667	7,996	7,602	7,315

Service Transfer	(913)	(1,253)	(1,105)	(1,438)	(865)
Service Revenue	1,983	2,368	2,184	3,394	2,727
Lasertel Revenue	1,689	2,186	1,951	2,445	1,637

Total Revenue - Growth Portfolio (B)	31,209	35,608	28,789	32,521	26,050

Revenue - Traditional Portfolio
QMDI Platform	5,243	5,750	5,121	4,678	4,063
Polyester CtP Platform	5,477	5,529	4,961	4,785	4,485
Other DI Plates	2,263	2,571	2,541	2,536	1,664
Conventional/Other	13,276	12,039	11,109	10,782	9,567
Total Product Revenue - Traditional	26,259	25,889	23,732	22,781	19,779

Service Transfer	(249)	(246)	(219)	(277)	(75)
Service Revenue - Traditional	7,933	7,500	7,310	6,303	6,677

Total Revenue - Traditional Portfolio (B)	33,943	33,143	30,823	28,807	26,381

Total Revenue (B)	65,152	68,751	59,612	61,328	52,431

Product Revenue Components %
Growth	47.9%	51.8%	48.3%	53.0%	49.7%
Traditional	52.1%	48.2%	51.7%	47.0%	50.3%

Geographic Revenues (Origination) (B)
North America	46,133	51,454	46,789	45,891	41,404
Europe	19,019	17,296	12,823	15,437	11,027
Consolidated	65,152	68,751	59,612	61,328	52,431

Gross Margin
Presstek
Equipment	13.0%	8.5%	-0.3%	11.6%	15.1%
Consumables	41.8%	46.2%	45.7%	47.7%	49.4%
Service	22.4%	11.1%	14.7%	27.2%	26.3%
Lasertel	17.6%	30.3%	-16.9%	-3.3%	-17.7%
Consolidated	28.4%	27.1%	24.8%	30.7%	34.5%

Operating Expense (Excluding Special Charges)	$18,459	$22,290	$20,722	$21,235	$16,646

Profitability
Net income (loss)	$(978)	$(4,830)	$(3,616)	$(2,780)	$218
Add back: Net (income) loss from discontinued operations	$112	$(24)	$(10)	$(24)	$(27)
Net income (loss) from continuing operations	$(866)	$(4,854)	$(3,626)	$(2,804)	$191
Add back:
Interest	754	842	757	824	615
Other (income) expense	143	151	(171)	(876)	102
Tax charge (benefit)	(317)	(626)	(3,324)	(751)	(79)
Incremental charges	1,020	4,917	6,286	3,637	-
Other charges (credits)	335	793	398	1,187	635
Operating income (loss) from continuing operations	1,069	1,223	320	1,217	1,464
Add back:
Depreciation and amortization	2,437	2,425	2,369	2,136	2,023
Other income (expense)	(143)	(151)	171	876	(102)
EBITDA From Continuing Operations (A)	$3,363	$3,497	$2,860	$4,229	$3,385

Cash Earnings From Continuing Operations
Net income from continuing operations	(866)	(4,854)	(3,626)	(2,804)	191
Add back:
Other charges (credits)	335	793	398	1,187	635
Depreciation and amortization	2,437	2,425	2,369	2,136	2,023
Non cash portion of equity compensation (2006 forward 123R related)	306	2,491	650	542	442
Non cash portion of taxes	(254)	(1,408)	(2,767)	(1,758)	(75)
Cash Earnings From Continuing Operations (A)	1,958	(553)	(2,976)	(697)	3,216

Working Capital
Current assets (excluding net assets of discontinued operations)	$122,727	$123,465	$114,843	$116,618	$109,150
Current liabilities
Short-term debt	29,000	28,000	28,000	27,000	22,000
All other current liabilities	48,067	49,354	45,602	49,512	46,391
Current liabilities	77,067	77,354	73,602	76,512	68,391
Working capital	45,660	46,111	41,241	40,106	40,759
Add back short-term debt	29,000	28,000	28,000	27,000	22,000
Working capital, excluding short-term debt (A)	$74,660	$74,111	$69,241	$67,106	$62,759

Debt net of cash (A)
Calculation of total debt:
Current portion of long-term debt	$7,000	$7,000	$7,000	$7,000	$7,000
Line of credit	22,000	21,000	21,000	20,000	15,000
Long-term debt, net of current portion	13,750	12,000	10,250	8,500	6,750
Total debt	42,750	40,000	38,250	35,500	28,750
Cash	5,711	7,319	8,253	13,249	6,642
Debt net of cash	$37,039	$32,681	$29,997	$22,251	$22,108

Days Sales Outstanding	73	68	70	58	67

Days Inventory Outstanding	69	69	78	74	88

Capital Expenditures	$1,330	$748	$455	$513	$353

Employees	813	792	770	712	709

(A) EBITDA [earnings before interest, taxes, depreciation, amortization and restructuring and merger-related charges (credits)]; Working capital, excluding short-term debt; Debt net of cash; and Cash earning from continuing operations are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP") and should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Presstek's management believes that EBITDA provides meaningful supplemental information regarding Presstek's current financial performance and prospects for the future. Presstek's management believes that Cash earnings from continuing operations provides meaningful supplemental information regarding Presstek's current financial performance and prospects for the future. Presstek's management believes that
Working capital, excluding short-term debt, provides meaningful supplemental information regarding Presstek's ability to meet its current liability obligations.
Presstek's management believes that Debt net of cash provides meaningful information on Presstek's debt relative to its cash position. Presstek believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Presstek's ongoing operations and liquidity, and when planning and forecasting future periods. These non-GAAP measures also facilitate management's internal comparisons to Presstek's historical operating results and liquidity. Our presentations of these measures, however, may not be comparable to similarly titled measures used by other companies.
Reconciliations of these measures to GAAP are included in the tables above.

(B) Q3 2007 results reflect $1.5 million decrease in revenue due to the correction of certain revenue transactions.

** Certain amounts may be subject to reclassification to conform to current presentation.